UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 10, 2007

EDGETECH SERVICES INC.

(Formerly Secure Enterprise Solutions. Inc.)

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(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

NEVADA                     000-27397                          98-0204280

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(STATE OF              (COMMISSION FILE           (IRS EMPLOYER

INCORPORATION)                NUMBER)             IDENTIFICATION NO.)

233 Wilshire Boulevard, Suite 400, Santa Monica, CA, 90401

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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

800 757 9808

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(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 1   Entry into a Material Definitive Agreement.

Item 8.01 Other events.

Inova Launches the Industry’s First RFID PC Board For Use In Third Party Products

The registrant has produced a unique RFID (radio frequency identification) pc board that enables customers to transform any third party product or object into an RFID scanner. The pc board is fully developed and ready for sale.

Applications include:

1.

Turning conveyor belts into scanners in order to scan pallets of products without the need to scan each individual item.

2.

Including the board in consumer electronics products such laptops, cells phones and PDA’s and turning them into RFID scanners.

3.

Inserting the board into doorways in order to detect products that have RFID tags attached to them as they pass by the door way (for example - in order to prevent theft or tracking the location of critical equipment within a building such as hospital).

Inova intends to sell the technology as a component to be built into other products such laptops in the same way that CPU’s and hard drives are built into laptops. The board can be adapted and customized to meet various specifications.

(b)                                   Exhibits*.

Exhibit No.	Item

1	Press Release.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edgetech Services, Inc.

Date: July 12, 2007	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer